UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (425) 402-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 12, 2017, BioLife Solutions, Inc. (the “Company”) issued a press release announcing the preliminary revenue results of the Company for the fourth quarter and year ended December 31, 2016. The Company has announced preliminary 2016 revenue of $8.2 million and fourth quarter revenue of $2.2 million. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 9, 2017, the Company issued an amended and restated promissory note (the “Note”) to its largest shareholder WAVI Holding AG (“WAVI”). The Note, which amends and restates the promissory note issued to WAVI on May 12, 2016 (the “Original Note”), extends the maturity date of the Note through June 1, 2022 and includes a long-term repayment schedule as follows: beginning September 1, 2017 to June 1, 2018, the Company will make four quarterly cash interest only payments of $106,250 and from September 1, 2018 through June 1, 2022, the Company will make quarterly cash principal payments of $265,625, in addition to ongoing interest payments. All other terms of the Original Note, including the $4 million principal amount of the Note and the 10% per annum interest rate on the Note, remain the same.

The foregoing summary of the Note is qualified in its entirety by reference to the text of the Note, a copy of which is attached as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Promissory Note
99.1	Press release, dated January 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: January 12, 2017	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer